Exhibit 10.18

SERVICES AGREEMENT

This SERVICES AGREEMENT (this “Agreement”), dated as of August 7, 2007, by and among Allison Transmission, Inc., a Delaware corporation (the “Company”), TC Group IV, L.L.C., a Delaware limited liability company (“Carlyle”), and Onex Partners Manager LP, a Delaware limited partnership (“Onex”).

RECITALS:

WHEREAS, each of Carlyle and Onex, by and through its officers, employees, agents, representatives and affiliates, has expertise in the areas of corporate management, business strategy, acquisitions and other matters relating to the business of the Company and its subsidiaries; and

WHEREAS, the Company desires to avail itself of the expertise of Carlyle and Onex in the aforesaid areas, in which it acknowledges the expertise of Carlyle and Onex.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto agree as follows:

Section 1. Appointment.

The Company hereby appoints Carlyle and Onex to render the services described in Section 2 hereof for the term of this Agreement.

Section 2. Services.

(a) Each of Carlyle and Onex has provided certain services to the Company in connection with the acquisition by the Company of the Allison Transmission business of General Motors Corporation, a Delaware corporation (“GM”), including certain GM subsidiaries that are engaged exclusively in the conduct of such business, and certain other transactions related thereto (collectively, the “Transactions”) pursuant to that certain Asset Purchase Agreement, dated as of June 28, 2007, as amended (the “Purchase Agreement”), by and between the Company and GM (the “Transaction Services”).

(b) During the term of this Agreement, and subject at all times to the terms of the Security Control Agreement (“SCA”) among Allison Transmission Holdings, Inc., a Delaware corporation and the sole stockholder of the Company (“Holdings”), and the United States Defense Security Service, each of Carlyle and Onex shall render to the Company, Holdings and their subsidiaries, by and through such of its officers, employees, agents, representatives and affiliates as each of Carlyle and Onex, respectively, in its sole discretion, shall designate, in cooperation with the Company’s executive officers, from time to time, advisory, consulting and other services (the “Oversight Services”) in relation to the operations of the Company and its subsidiaries, strategic planning, marketing and financial oversight and including, without limitation, advisory and consulting services in relation to the selection, retention and supervision of independent auditors, the selection, retention and supervision of advisors and the structuring and implementation of equity participation plans, employee benefit plans and other incentive arrangements for certain key executives of the Company and its subsidiaries.

(c) It is acknowledged and agreed that, from time to time, Carlyle and/or Onex may be requested to perform services (including, without limitation, the Specified Services (as defined below)) in addition to the Oversight Services, for which the party providing services shall be entitled to additional compensation, and it is expressly agreed that the Oversight Services shall not include the Specified Services.

(d) From time to time hereafter, and subject at all times to the terms of the SCA, Carlyle and/or Onex may provide consulting and other services to the Company and/or Holdings with respect to (i) acquisitions and divestitures by the Company, Holdings or any of their subsidiaries, including, without limitation, the sale of substantially all of the assets of the Company, Holdings or any of their subsidiaries, whether by a sale of assets or equity interests of the Company, Holdings or any of their subsidiaries, by merger or otherwise, or the acquisition or sale of any subsidiary or division of the Company, Holdings or any of their subsidiaries, or (ii) the public or private sale of debt or equity interests of the Company, Holdings or any of their affiliates or any similar financing transactions. The services provided pursuant to this Section 2(d) and the Transaction Services shall be collectively referred to herein as the “Specified Services.” The Oversight Services and the Specified Services provided shall be referred to herein as the “Services.”

Section 3. Fees.

(a) In consideration of the performance of the Oversight Services contemplated by Section 2(b) hereof and in full satisfaction of any Ordinary Out-of-Pocket Expenses incurred by Carlyle and Onex, (i) the Company agrees to pay to Carlyle an aggregate per annum fee of $1,500,000 (the “Carlyle Annual Fee”) and (ii) the Company agrees to pay to Onex an aggregate per annum fee of $1,500,000 (the “Onex Annual Fee”); provided, however, that the Company shall not be required to pay (A) the Carlyle Annual Fee to Carlyle from and after the date as of which affiliates of Carlyle do not collectively own, in the aggregate, at least 10% of the equity interests of Holdings and (B) the Onex Annual Fee to Onex from and after the date as of which affiliates of Onex do not collectively own, in the aggregate, at least 10% of the equity interests of Holdings. Each of the Carlyle Annual Fee and the Onex Annual Fee shall be payable in quarterly installments in advance on the first day of each quarter; provided that the first such quarterly payment of each such fee shall be paid on the Closing Date (as defined in the Purchase Agreement) and such first quarterly installment of each such fee will be pro rated to equal (x) $375,000 multiplied by (y) the number of days that will elapse between the Closing Date and end of the calendar quarter in which the Closing Date occurs, divided by the number of days in such quarter. Fee payments shall be non-refundable.

(b) In consideration of the Transaction Services provided to the Company in connection with the Transaction, (i) the Company shall, on the date hereof, pay to Carlyle an aggregate amount equal to $12,500,000 and (ii) the Company shall, on the date hereof, pay to Onex an aggregate amount equal to $12,500,000. In consideration of any additional Specified Services provided by Carlyle and Onex to the Company and any other services (other than

Oversight Services and Transaction Services provided by Carlyle and Onex to the Company), each of Carlyle and Onex shall be entitled to receive additional compensation as agreed upon by the parties.

Section 4. Out-of-Pocket Expenses.

In addition to the compensation payable to Carlyle and Onex pursuant to Section 3 hereof, the Company shall, at the direction of Carlyle or Onex, as applicable, pay directly, or reimburse each of Carlyle and Onex for, its reasonable Additional Out-of-Pocket Expenses. For the purposes of this Agreement, the term “Ordinary Out-of-Pocket Expenses” shall mean the amounts actually paid by Carlyle or Onex, as applicable, in cash in connection with its performance of the Services, for reasonable transportation, per diem, telephone calls, word processing expenses or any similar expense not associated with its ordinary operations. For the purposes of this Agreement, the term “Additional Out-of-Pocket Expenses” shall mean the amounts actually paid by Carlyle or Onex, as applicable, in cash in connection with its performance of the Services, including, without limitation, reasonable (i) fees and disbursements of any independent auditors, outside legal counsel, consultants, investment bankers, financial advisors and other independent professionals and organizations and (ii) costs of any outside services or independent contractors such as financial printers, couriers, business publications or similar services. All reimbursements for Additional Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by Carlyle or Onex, as applicable, to the Company of the statement in connection therewith.

Section 5. Indemnification.

The Company will indemnify and hold harmless each of Carlyle and Onex and its officers, employees, agents, representatives, members and affiliates (each being an “Indemnified Party”) from and against any and all losses, costs, expenses, claims, damages and liabilities (the “Liabilities”) to which such Indemnified Party may become subject under any applicable law, or any claim made by any third party, or otherwise, to the extent they relate to or arise out of the performance of the Services contemplated by this Agreement or the engagement of Carlyle and Onex pursuant to, and the performance by Carlyle and Onex of the Services contemplated by, this Agreement. The Company will reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party hereto; provided that, subject to the following sentence, the Company shall be entitled to assume its defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment. Any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense, and in any action, claim or proceeding in which the Company, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Company’s expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation advisable. The Company agrees that it will not, without the prior written consent of the applicable Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the applicable Indemnified Party and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. Provided that the Company is not in breach of its indemnification obligations hereunder, no Indemnified Party shall settle or compromise any claim subject to indemnification hereunder without the consent of the Company. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the gross negligence or willful misconduct of an Indemnified Party. If an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted solely from the gross negligence or willful misconduct of such Indemnified Party.

Section 6. Termination.

This Agreement shall become effective on the date hereof and shall continue in effect until the earlier of the date as of which affiliates of Carlyle and Onex do not collectively own, in the aggregate, at least 20% of the equity interests of Holdings, or such earlier date as the Company, Carlyle and Onex may mutually agree. The provisions of Sections 5, 7 and 8 and otherwise as the context so requires shall survive the termination of this Agreement.

Section 7. Other Activities.

Nothing herein shall in any way preclude Carlyle or Onex or its officers, employees, agents, representatives, members or affiliates from engaging in any business activities or from performing services for its or their own account or for the account of others, including for Company that may be in competition with the businesses conducted by the Company.

Section 8. General.

(a) No amendment or waiver of any provision of this Agreement, or consent to any departure by either party from any such provision, shall be effective unless the same shall be in writing and signed by the parties to this Agreement, and, in any case, such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) This Agreement and the rights of the parties hereunder may not be assigned without the prior written consent of the parties hereto; provided, however, that (i) Carlyle may assign or transfer its duties or interests hereunder to a Carlyle affiliate at the sole discretion of Carlyle and (ii) Onex may assign or transfer its duties or interests hereunder to an Onex affiliate at the sole discretion of Onex.

(c) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telegram, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses:

If to Carlyle:	TC Group IV, L.L.C.
1001 Pennsylvania Avenue, Suite 220 South
Washington, DC 20004-2505
Attention: Gregory S. Ledford
Facsimile: (202) 347-1818

If to Onex:	Onex Partners Manager LP
c/o Onex Partners Manager GP Inc.
712 Fifth Avenue, 40th Floor
New York, NY 10019
Attention: Seth M. Mersky
Facsimile: (416) 362-6803

If to the Company:	Allison Transmission, Inc.
4700 West 10th Street
Indianapolis, IN 46222
Attention: Lawrence E. Dewey
Facsimile: (317) 242-2057

(d) This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

(e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to the choice of law principles therein). Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery or other courts of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery or other courts of the State of Delaware and (iv) to the fullest extent permitted by Law, consents to service being made through the notice procedures set forth in Section 8(c). Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 8(c) shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

(f) This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.

(g) The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

(h) The parties hereto agree and acknowledge that the obligations of each of Carlyle and Onex under this Agreement shall be several and not joint.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as set forth below.

TC GROUP IV, L.L.C.,

By:	TCG Holdings, L.L.C.,
its Managing Member

By:	/s/ Gregory S. Ledford
Name: Gregory S. Ledford
Title: Managing Director

Signature Page to Services Agreement

Onex Partners Manager LP
By:	Onex Partners Manager GP Inc.

By:	/s/ Robert M. Le Blanc
Name: Robert M. Le Blanc
Title: Managing Director

By:	/s/ Donald F. West
Name: Donald F. West
Title: Vice President

Signature Page to Services Agreement

ALLISON TRANSMISSION, INC.

By:	/s/ Lawrence E. Dewey
Name: Lawrence E. Dewey
Title: President

Signature Page to Services Agreement